SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------



                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 2, 2005

                       LIGAND PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                    000-20720
                            (Commission File Number)

                           10275 SCIENCE CENTER DRIVE,
                              SAN DIEGO, CALIFORNIA
                    (Address of principal executive offices)

                                 (858) 550-7500
              (Registrant's telephone number, including area code)

                                   77-0160744
                      (I.R.S. Employer Identification No.)

                                   92121-1117
                                   (Zip Code)




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ITEM 3.01 NOTICE OF  DELISTING  OR FAILURE TO SATISFY A  CONTINUED  LISTING
RULE OR  STANDARD;  TRANSFER OF LISTING

Due to the delay in filing its Form 10-Kannual report for the year ended December 31, 2004 and the company's Forms 10-Q quarterly reports for the quarters ended March 31, 2005 and June 30, 2005 the company is not in compliance with the NASDAQ Stock Market's continued listing requirement set forth in Marketplace Rule 4310(c)(14). The company received a letter from the NASDAQ Listing Qualifications Department dated September 2, 2005 that the NASDAQ Listing Qualifications Panel has denied the company's request to extend the deadline for the company to come into full compliance with the NASDAQ requirements for continued listing related to filing of SEC reports and has determined to delist the company's securities effective with the open of business on September 7, 2005.

The panel did grant the company's request to relist under the NASDAQ National Market maintenance standards for bid price (i.e. on an expedited basis under the $1.00 per share continued listing criterion rather than the $5.00 per share initial listing criterion) once the company regains compliance with the filing requirement and demonstrates its compliance with all other initial listing standards for Nasdaq National Market. In addition, the company must reapply for listing within 60 days of the panel's September 2, 2005 decision..

The company has issued a press release regarding these matters, which is attached as Exhibit 99.1 hereto.


ITEM 9.01         EXHIBITS

EXHIBIT NUMBER    DESCRIPTION

--------------    -----------
99.1               Press release dated September 2, 2005.



                                        SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned.


                                        LIGAND PHARMACEUTICALS INCORPORATED




Date: September 6, 2005                 By:      /s/ Warner R. Broaddus
                                        Name:    Warner R. Broaddus
                                        Title:   Vice President, General Counsel
                                                 & Secretary